EXHIBIT NO. 6(A)

                             UNDERWRITING AGREEMENT






                                      -13-
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                             DISTRIBUTION AGREEMENT

                              THE MONTGOMERY FUNDS
                              101 California Street
                         San Francisco, California 94111


                                  July 31, 1997



Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109

Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, the, above-normal investment company (the "Fund") has agreed that you shall be, for the period of this agreement the distributor of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit my be revised from time to time (each, a 'Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this amendment the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized share.

         1.       Services as Distributor

                  1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers, your own sales representatives or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares of the Fund on our behalf or otherwise act as our agent for any purpose.




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                  1.2 You agree to use your best  efforts to solicit  orders for the sale of Shares. It is contemplated that you may enter into sales or servicing agreements with securities dealers, financial institutions
         and  other  industry   professionals,   such  as  investment  advisors,
         accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

                  1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the National Association of Securities Dealers, Inc.'s (the "NASD") Conduct Rules, Constitution and By-Laws. You represent and warrant that you are a broker-dealer registered with the Securities and Exchange Commission and that you are registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. You also represent and warrant that you are a member of the NASD.

                  1.4 You shall file Fund advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the Securities and Exchange Commission. the National Association of Securities Dealers, Inc. and/or state securities administrators. You shall not disseminate to the public any such materials without prior approval by Montgomery Asset Management, LLC.

                  1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Fund's Shares not in the best interest of the Fund, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly advise other party of any such determination.

                  1.6 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares except for the payment of Rule 12b-I fees under the terms of a written agreement.

                  1.7 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with your own qualification. You shall pay all



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         expenses  connected with your own qualification as a dealer wider state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

                  1.8 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund. (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and
         (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

                  1.9 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities Act Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor my prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be dated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If The Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by The Fund of a written request from you to do so stating that your internal or external legal counsel believes such amendments or supplements to be legally required, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any material amendment to any registration statement or material supplement to any prospectus without giving you reasonable notice thereof in advance, provided, however, that



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         nothing  contained in this agreement  shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

                  1.10 Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

                  1.11 We agree to indemnify and hold you harmless from and against any and all losses, claims, damages or liabilities to which you may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse you for any legal or other expenses reasonably incurred by you in with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement of the Trust; provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

         You agree to indemnify and hold us harmless from and against any and all losses, claims, damage or liabilities to which we may become subject under the 1933 Act, the 1940 Act or any state securities statute, and reimburse us for any legal or other expenses reasonably incurred by us in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue Statement or omission of a material fact contained in the Registration Statement; provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission of a material fact contained in the Registration Statement, where such statement or omission was not made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

                  1.12. You acknowledge that you have received notice of and accept the limitations the Trust's liability set forth in its Agreement and Declaration of Trust, as amended from time to time. In accordance therewith, you agree that the Trust's obligations hereunder shall be limited to each Fund and the assets of each Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust nor from any employee or agent of the Trust.

                  1.13 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then



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         in effect or any necessary  amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph
         1.12 shall in any way  restrict  or have an  application  to or bearing
         upon  the  Fund's   obligation  to  repurchase   any  Shares  from  any
         shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

                  1.14     The Fund agrees to advise you immediately in writing:

                           (a) of any  request by the  Securities  and  Exchange
                  Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                           (b) in the event of the  issuance  by the  Securities
                  and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;


                           (c) of the  happening of any event which makes untrue
                  any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                           (d) of all  material  actions of the  Securities  and
                  Exchange Commission with respect to any material amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

         2.    Offering Price

         Shares of any class of the Fund offered for sale by you shall be offered at a price per share (the "offering price") equal to (a) the net asset value (determined in the manner set forth in the Fund's charter documents) plus
(b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shams. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.




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         3.     Term

         This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who am not "interested persons" of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable with respect to the Fund or a Series, without penalty, on not less than sixty days' notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund or Series, or by you. This Agreement will automatically and immediately terminate in the event of its "assignment" (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the investment Company Act of 1940). You agree to notify the Fund immediately upon the event of your expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of your expulsion or suspension by the NASD.

         4.       Miscellaneous

                  4.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

                  4.2 You shall not purchase the Shares for your own account for purposes of resale to the public, but you may purchase shares for your own investment account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

                  4.3 No provision of this Agreement may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                  4.4 This Agreement shall be governed by the internal laws of the of Massachusetts without giving effect to principles of conflicts of laws.

                  4.5 If any provision of this Agreement shall be held or made invalid by a court decision. statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.




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                  Please  confirm that the foregoing is in accordance  with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding Agreement between us.



                                          Very truly yours,

                                          THE MONTGOMERY FUNDS

                                          By: _______________________

                                          Name: _____________________

                                          Title:  _____________________


Accepted:

FUNDS DISTRIBUTOR, INC.


By: _______________________

Name: _____________________

Title:   __________________





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                                    EXHIBIT A
                                 Series of Funds

                              THE MONTGOMERY FUNDS

                             Montgomery Growth Fund
                         Montgomery Equity Income, Fund
                            Montgomery Small Cap Fund
                     Montgomery Small Cap Opportunities Fund
                            Montgomery Micro Cap Fund
                      Montgomery Global Opportunities Fund
                      Montgomery Global Communications Fund
                      Montgomery international Growth Fund
                     Montgomery International Small Cap Fund
                          Montgomery Emerging Asia Fund
                        Montgomery Emerging Markets Fund
                            Montgomery Select 50 Fund
                 Montgomery Short Duration Government Bond Fund
                       Montgomery Government Reserve Fund
                     Montgomery Federal Tax-Free Money Fund
              Montgomery California Tax-Free Intermediate Bond Fund
                    Montgomery California Tax-Free Money Fund
                         Montgomery Latin American Fund
                         Montgomery Japan Small Cap Fund
                        Montgomery Total Return Bond Fund